UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Rockwell Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKWELL MEDICAL, INC.
30142 Wixom Road Wixom, Michigan 48393

ROCKWELL MEDICAL SHAREHOLDER MEETING DELAYED

Rockwell Medical, Inc. (the “Company”) is delaying the business of its 2018 annual meeting of shareholders (the “Annual Meeting”) pursuant to an order of the Circuit Court for Oakland County and a Term Sheet agreed to by the Company and filed on Form 8-K on June 21, 2018.

To implement this change, the Annual Meeting will be opened on June 21, 2018 at 10:00 a.m. Eastern Time and immediately adjourned to Friday, July 20, 2018.  There will be no voting or other matters conducted at the meeting on June 21, 2018.

The Annual Meeting will be reconvened on Friday, July 20, 2018 at 10:00 a.m. Eastern Time as a virtual meeting.  You may attend the reconvened Annual Meeting by visiting www.virtualshareholdermeeting.com/RMTI and pursuant to the instructions set forth in the Company’s proxy statement supplement dated June 7, 2018.  The record date remains unchanged — shareholders of record on April 25, 2018 will be entitled to vote at the meeting.  Shareholders who have previously cast their votes do not need to vote again unless they wish to change their vote.

Thank you for your continued support of Rockwell Medical, Inc.